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                                     BYLAWS

                                       OF

                             6725 DEALERSHIP, LTD.



                                   ARTICLE I

                                    General

                  Section 1.01. Location. The location of the principal office of the corporation shall be in the State of Arizona but it may have other offices at such places throughout the world as the business of the corporation may require and as the Board of Directors shall deem to be expedient.

                  Section 1.02. Seal. The corporate seal of the corporation shall be a circular disc with the name of the corporation, the year of its organization and the word "Arizona" thereon.

                  Section 1.03. Fiscal Year. The fiscal year shall end on December 31 of each year.


                                   ARTICLE II

                                     Shares

                  Section 2.01. Issuance of Shares. The Board of Directors may issue shares for such consideration, expressed in dollars, as the Board shall fix from time to time, except that shares having a par value may not be issued for less than the par value. The consideration for the issuance of shares may be paid to the corporation, in whole or in part, in cash, in other property, tangible or intangible, or in labor or services actually performed for the corporation. Shares shall be deemed to be fully paid and non-assessable when payment of the consideration has been received by the corporation. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares. In the absence of bad faith in the valuation of the consideration, the judgment of the Board of Directors as to the value of the consideration received for the shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

                  Section 2.02. Stock Certificates. Subject to the provisions of the articles of incorporation, certificates

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representing shares shall be in such form as may from time to time be prescribed by the Board of Directors, shall be numbered and entered in the books in the order issued, and shall be signed by the President or a Vice-President and the Secretary Assistant Secretary and sealed with the corporate seal. To the extent permitted by law, the signatures or the seal may be facsimile.

                  Section 2.03. Transfers of Shares. The transfer of the shares of the corporation shall be subject to such restrictions on transfer, if any, as may be imposed by the articles of incorporation, by any amendment thereof, or by a shareholders' agreement. No transfer shall affect the right of the corporation to pay any dividend due upon the shares or to treat the holder of record as the holder-in-fact until the transfer has been recorded in the books of the corporation.

                  Section 2.04. Lost Certificates. Each certificate issued shall be surrendered before a new certificate in lieu thereof shall be issued, except in the case of the loss or destruction of a certificate, in which case a new certificate may be issued in place of the certificate lost or destroyed upon furnishing an affidavit reciting the circumstances of the loss or destruction and upon the furnishing of a bond of indemnity to the corporation, with or without surety, which is satisfactory to the directors.


                                  ARTICLE III

                           Meetings of Shareholders

                  Section 3.01. General. All meetings of the shareholders shall be held at the principal office of this corporation in the State of Arizona or at such other place as stated in the notice or waiver of notice of the meeting.

                  Section 3.02. Voting of Shares. At all meetings a shareholder may vote in person or may be represented and vote by a duly authorized attorney-in-fact or by a proxy in writing filed with the Secretary before voting.

                  Section 3.03. Annual Meeting. An annual meeting of the shareholders shall be held at 2:00 p.m. on the third Thursday of December of each year unless that day is a legal holiday, in which event the meeting will be held on the next business day. Before or after the date specified in the previous sentence, the directors may designate another date for the annual meeting, which may be before or after the specified date. The shareholders may by waiver of notice and consent designate another date for the annual meeting, which may be before or after the date specified by this Section or designated by the directors.

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                  Section 3.04. Special Meetings. Special meetings of the
shareholders may be called by the President, or a Vice President, by vote of the Board of Directors, or by one or more shareholders who hold, in the aggregate, at least one-tenth of all the shares of the capital stock entitled to vote at the meeting.

                  Section 3.05. Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by an officer of the corporation at the direction of the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the share transfer books of the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

                  Section 3.06. Waiver of Notice. Whenever notice of a meeting is required to be given to any shareholder of the corporation under these bylaws, a waiver thereof in writing signed by the shareholder entitled to the notice, whether before or after the time stated therein, shall be equivalent to the giving of the notice. Attendance at a meeting by a shareholder in person or by a duly authorized attorney-in-fact or voting by a shareholder at a meeting by a proxy shall constitute waiver of notice of the meeting, except when the shareholder or attorney-in-fact attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 3.07. Action by Shareholders Without a Meeting. Any action required to be taken at a meeting of the shareholders of the corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote on the subject. Such consent may be executed in counterparts and shall have the same effect as a unanimous vote of shareholders at a duly convened meeting.

                  Section 3.08. Quorum. At any meeting of the shareholders the presence, in accordance with Section 3.02 of


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these bylaws, of a majority of the shares entitled to vote shall constitute a quorum. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for the purposes of a quorum. Only those shares entitled to vote on a particular subject matter shall be counted for the purposes of voting on that subject matter. Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. Unless the vote of a greater number or voting by classes is required by law or the articles of incorporation or these bylaws, the affirmative vote of the majority of the shares then represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present and provided further, the affirmative vote of a majority of the shares then present is sufficient in all cases to adjourn a meeting.


                                   ARTICLE IV

                               Board of Directors

                  Section 4.01. General. The business and affairs of the corporation shall be managed by a Board of Directors of not less than two nor more than seven directors, the number to be two unless a different number is fixed by the shareholders.

                  Section 4.02. Election of Directors and Filling Vacancies. A Board of Directors shall be elected by ballot at the annual meeting of the shareholders. Every shareholder entitled to vote in accordance with Section
3.02 of these bylaws shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected or to cumulate his votes by giving one candidate as many votes as the number of directors to be elected multiplied by the number of his shares, or by distributing such votes on the same principle among any number of such candidates. A director shall serve until the next annual meeting of shareholders or until removed or until his successor is elected and qualified. The Board of Directors may fill any vacancy occurring on the Board of Directors from whatever cause in the interval between the annual meetings of the shareholders; provided, however, that the shareholders entitled to vote for the election of directors at a shareholders' meeting may fill any vacancy in the Board of Directors, if not already filled, or substitute some other person to fill the vacancy, in which case the term of office of the person elected by the Board of Directors shall forthwith terminate.

                  Section 4.03. General Powers. The Board of Directors shall have the power to control and manage all of the affairs and


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property of the corporation and to exercise, in addition to the powers and authorities expressly conferred upon it by these bylaws or by the articles of incorporation, all powers as may be exercised, and to do all such things that may be done by the corporation which are not expressly reserved to the shareholders, as permitted by the laws of the State of Arizona. It may restrict, enlarge or otherwise modify the powers and duties of any or all of the officers of this corporation. Without limiting the generality of the foregoing, the Board of Directors may fix record dates for determining shareholders of various classes having the right to notice of and to vote at meetings and adjournments thereof, or the right to receive dividends or other distributions, or the right to give consents to or to dissent from certain actions or for any other purpose for which record dates are or might be relevant and to determine whether or not transfer books should be closed in connection therewith.

                  Section 4.04. Quorum. A majority of the total number for the time being of the Board of Directors, but in no case less than two directors, shall constitute a quorum for the transaction of business, but a lesser number may adjourn the meeting sine die or to a stated time and place, and a majority of the members present at any meeting at which a quorum is present shall decide any question brought before such meeting except as otherwise may be provided by law. Any director shall be counted as present for quorum purposes at any regular or special meeting of directors and as voting with the majority, if the director subsequently approves and signs the minutes of the meeting.

                  Section 4.05. Regular Meeting. A regular meeting of the Board of Directors shall be held without notice following the adjournment of the annual meeting of the shareholders or any special meeting held in lieu thereof on the same day and at the same place as such annual or special meeting.

                  Section 4.06. Special Meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board, if one has been appointed, or the President, or a Vice-President or, at the request of two members of the Board of Directors, by the Secretary. Notice of any special meeting shall be given to each director stating the time, place and purpose of the meeting in one of the following ways: (a) by communicating actual notice to the director at least twenty-four (24) hours before the time of such meeting, or (b) by written notice thereof left at or telegraphed to a usual place of business of the director or to his residence, in either case at least forty-eight (48) hours before the time of such meeting, or (c) by placing a written notice in the mail, postage prepaid, addressed to a usual place of business of the director or to his residence, in any such case at least seventy-two (72) hours before the time of such meeting. Any person who has given notice hereunder may make an affidavit that the notice was given, which, as to the facts stated, shall be conclusive.



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                  Section 4.07. Waiver of Notice. Notice of any meeting of the
Board of Directors and of the business to be transacted may be waived in writing before or after the meeting by any director, and the presence of any director at any meeting of the Board of Directors shall be deemed a waiver of notice by him of the meeting and of the business to be transacted unless objection is made by him at the time and noted on the records of the meeting of the Board of Directors.

                  Section 4.08. Place of Directors' Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Arizona and may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

                  Section 4.09. Action by Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the directors or of a committee may be taken without a meeting if all directors or committee members, as the case may be, consent thereto in writing. Such consent shall have the same effect as a unanimous vote at a duly convened meeting of the Board of Directors or of a committee, as the case may be.

                  Section 4.10. Power to Act Notwithstanding Vacancy. Pending the filling of vacancies in the Board of Directors, a majority of a full Board of Directors may exercise the powers of the Board of Directors.

                  Section 4.11. Removal. Any director may be removed from the Board of Directors with or without cause, subject only to limitations provided by law.


                                   ARTICLE V

                                   Committees

                  Section 5.01. General. The Board of Directors, by resolution adopted by a majority of all of the members of the Board of Directors, may designate from among its members one or more committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, but no committee shall have the authority of the Board of Directors in reference to the following matters:

                  (a) The submission to shareholders of any action that requires shareholders' authorization or approval.

                  (b) The filling of vacancies on the Board of Directors or on any committee of the Board of Directors.

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                  (c) The amendment or repeal of the bylaws, or the adoption of new bylaws.

                  (d) The fixing of compensation of directors for serving on the Board or on any committee of the Board of Directors.

The Board of Directors, with or without cause, may dissolve any committee or remove any member thereof at any time.

                  Section 5.02. Tenure. Each member of any committee established under this Article V shall hold office until the next regular annual meeting of the Board of Directors following his or her resignation and until his or her successor is elected and qualified.

                  Section 5.03. Meetings. Regular meetings of committees established under this Article V shall be held without notice at such times and places as the committees may fix from time to time by resolution. Special meetings of a committee may be called by any member thereof upon giving notice to other members of the committee in the manner provided in Section 4.06 for special meetings of the Board of Directors.

                  Section 5.04. Quorum. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of any committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.


                                   ARTICLE VI

                                    Officers

                  Section 6.01. General. The officers of the corporation shall consist of a President, Vice-President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. In addition, the Board of Directors may, without limitation, elect other officers as it may from time to time find necessary or convenient for the transaction of the corporation's business and may elect the officers and fix their powers and duties. All officers shall serve at the pleasure of the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Secretary.

                  Section 6.02. Chairman of the Board. The Board of Directors may appoint a Chairman of the Board of Directors who shall, when present, preside at all meetings of shareholders and directors and shall have such other powers and duties as are vested in him by the Board of Directors.

                  Section 6.03. President. Except as provided in Section 6.02, the President shall preside at all meetings of the


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shareholders and directors at which he is present, sign with the Secretary or
Assistant Secretary certificates of shares, except as the same may be signed by a Vice- President, and have such other powers and duties as are usually vested in the office of President of a corporation or as may be vested in him by vote of the Board of Directors.

                  Section 6.04. Vice-President. A Vice-President shall, in the absence or disability of the President, discharge all the duties of that office and may sign certificates of shares with the Secretary or an Assistant Secretary and have such other powers and duties as may be vested in him by vote of the Board of Directors.

                  Section 6.05. Secretary. The Secretary shall keep accurate minutes of all meetings of the shareholders, all meetings of the Board of Directors and the meetings of any executive committee and shall perform all the duties commonly incident to his office and shall have such other powers as the Board of Directors shall from time to time determine. The Secretary shall keep the seal of the corporation and the corporation's minute record. The Secretary shall also keep the book of blank certificates of shares, make out all certificates of shares to be issued and make appropriate record entries of all share transactions; provided, however, that any of the duties of the Secretary set forth in this sentence may be delegated by the Board of Directors to a transfer agent or registrar. The Secretary or an Assistant Secretary shall sign with the President or a Vice- President all share certificates. The Secretary shall serve all notices required either by law or by the bylaws of the corporation and in case of his absence or refusal or neglect so to do then notices may be served by any person thereunto directed by the President. In the absence of the Secretary or an Assistant Secretary, a Secretary pro tem may be appointed to perform the duties of the Secretary.

                  Section 6.06. Treasurer. The Treasurer shall have charge of the funds of the corporation and shall be the general financial agent of the corporation. The Treasurer shall keep or cause to be kept full and accurate accounts of the financial affairs of the corporation and shall render or cause to be rendered a statement of the financial affairs of the corporation at each annual meeting of the shareholders and to the Board of Directors whenever it may require. The Treasurer shall have such other powers and perform such other duties as the Board of Directors shall from time to time determine.

                  Section 6.07. Bonds. The Board of Directors may require the Treasurer and any other officer to give a bond to the corporation with good and sufficient surety for the faithful performance of his respective duties.


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                                  ARTICLE VII

                              Amendment of Bylaws

                  Section 7.01. Amendments. The shareholders shall have the power to alter, repeal or amend these bylaws or adopt new bylaws at any regular meeting or at any special meeting called for that purpose, upon the affirmative vote of the holders of the majority of the shares entitled to vote thereon. Any amendment made to a bylaw shall be noted on the margin of the bylaw amended, referring to the page of the record where the amendment appears.


                            CERTIFICATE OF ADOPTION

                  The foregoing Bylaws were duly adopted by the Board of Directors of 6725 Dealership, Ltd. pursuant to an Action of Directors dated December 29, 1992.

                                          /s/ William T. Boutell, Jr.
                                          -------------------------------------
                                          William T. Boutell, Jr., Secretary